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                                                                   Exhibit 23.10


                 CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR
                 --------------------------------------------


Pursuant to (S)230.438 of Regulation C promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to his being named in the Proxy Statement-Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Heritage Financial Services, Inc. with and into Midwest Acquisition Corporation, a subsidiary of First Midwest Bancorp, Inc., as a person who is expected to become a director of First Midwest Bancorp, Inc. upon the consummation of such merger.


                                       By: /s/ Richard T. Wojcik
                                           ---------------------
                                           Richard T. Wojcik

                                       By: /s/ Jack Payan
                                           --------------
                                           Jack Payan

                                       By: /s/ John L. Sterling
                                           --------------------
                                           John L. Sterling



April 9, 1998

Blue Island, Illinois